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                                                                    EXHIBIT 11.4

                            APPLIEDTHEORY CORPORATION

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                              SIX MONTHS ENDED
                                                                                JUNE 30, 1998
                                                                                -------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                                   9,810,000
       Weighted average shares issued during three months
       ended June 30, 1998 (1,230,751 shares)                                      1,162,642
                                                                                -------------
                                                                                  10,972,642
                                                                                =============

Net loss                                                                        $( 2,233,000)
                                                                                =============

Loss per share attributable to common stockholders                              $      (0.20)
                                                                                =============
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(1)  For a discussion of loss per share, see Note B of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended June 30, 1999.